Exhibit 99.1

CONTACT
Donna Giordano
972-471-6512
ir@mannatech.com

Mannatech Announces Results of Annual Shareholders’ Meeting

FLOWER MOUND, Texas-June 17, 2019- Mannatech, Incorporated (Nasdaq: MTEX) ("Mannatech"), a global health and wellness company committed to transforming lives to make a better world, announced that its shareholders passed all proposals put to a vote at Mannatech’s annual shareholder meeting (the "Meeting") held Tuesday, June 11, 2019.

Mannatech’s Chairman of the Board, J. Stanley Fredrick, chaired the Meeting and David Johnson, Mannatech’s Chief Financial Officer, spoke to the shareholders sharing the company’s financial results for 2018 and the first quarter of 2019.

There were 2,395,655 outstanding shares of Mannatech’s common stock as of April 12, 2019 entitled to vote and 2,014,190 shares, or approximately 84.1% represented at the Meeting, either in person or by proxy.

The following matters were submitted and voted upon at the Meeting:

1. Mannatech shareholders voted on the election of three individuals to the Board of Directors as Class II Directors to hold office until 2022 as set forth below:

Name	Number of Shares For	Number of Shares Withheld	Broker Non-Votes
J. Stanley Fredrick	1,068,575	326,135	619,480
Eric W. Schrier	1,263,033	131,677	619,480
Tyler Rameson	1,325,723	68,987	619,480

2. Mannatech shareholders voted to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2019 as set forth below:

Number of Shares For	Number of Shares Against	Number of Shares Abstaining	Broker Non-Votes
1,905,368	107,427	1,395	0

3. Mannatech shareholders approved, on an advisory basis, the compensation of Mannatech’s named executive officers as set forth below:

Number of Shares For	Number of Shares Against	Number of Shares Abstaining	Broker Non-Votes
1,326,156	67,897	657	619,480

4. Mannatech shareholders approved, on an advisory basis, an annual frequency of shareholder advisory votes on compensation of Mannatech's named executive officers as set forth below:

	1 Year	2 Years	3 Years	Abstain
Number of Shares For	1,259,421	2,242	130,540	2,507

5. Mannatech shareholders approved the amendment to the 2017 Stock Incentive Plan as set forth below:

Number of Shares For	Number of Shares Against	Number of Shares Abstaining	Broker Non-Votes
1,304,223	89,952	535	619,480

To begin improving your life and the lives of those around you, please visit Mannatech.com.

About Mannatech
Mannatech, Incorporated, offers a full body wellness experience that makes a difference in the lives of people across the world. Through its innovative Glyconutrition products, Mannatech changes lives, providing an unprecedented level of natural wellness, freedom and purpose. With more than 20 years of experience and operations in 26 markets^, Mannatech is committed to changing lives. For more information, visit Mannatech.com.

^Mannatech operates in China under a cross-border e-commerce platform that is separate from its network marketing model.

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “intend” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain associates and preferred customers, increases in competition, litigation, regulatory changes and its planned growth into new international markets. Although Mannatech believes that the expectations, statements and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.